EXHIBIT 10.26


                      PROMOTIONAL SHARES LOCK-IN AGREEMENT

I. This Promotional Shares Lock-In Agreement ("Agreement"), which was entered into on the 22nd day of October, 2001, by and between BioQuest International, Inc. ("Issuer"), whose principal place of business is located at 11217 Silverleaf Drive, Fairfax Station, Virginia 22039, and Peter Ewens and Roger Millers, its Board of Directors relating to shares owned by its principals; and Peter J. Ewens, Roger Miller, Dr. James Chappell and Nicole Shoong ("Securities Holders"), witness that:

     A. The Issuer and its Board of Directors has filed an application with the Securities Administrators of a number of States ("Administrators") to register certain of its Equity Securities for sale to public investors who are residents of those states ("Registration");

B. The Security Holders are the owner of the shares of common stock or similar securities and/possesses convertible securities, warrants, options or rights which may be converted into or exercises to purchase shares of common stock or similar securities of Issuer aggregating 4,000,000 as to Mr. Ewens, 4,000,000 as to Mr. Miller, 250,000 as to Dr. Chappell and 250,000 as to Ms. Shoong (the "Promotional Shares"); and

C. As a condition to Registration, the Issuer and its Board of Directors agree to bind the Securities Holders by the terms of this Agreement.

II. Therefore, the Security Holders may not sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, PROMOTIONAL SHARES as defined in the North American Securities Administrators Association ("NASAA") Statement of Policy on Corporation Securities Definition and all certificates representing stock dividends, stock splits, recapitalizations and the like, that are granted to, or received by, the respective Securities Holders while the PROMOTIONAL SHARES are subject to this Agreement ("Restricted Securities").

     All Restricted Securities shall be released from escrow on the anniversary of the fourth year from the date of its IPO prospectus or as provided in
     Section III.1 below.

III. THEREFORE, the Issuer agrees and will cause the following:

     A. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the issuers assets or securities (including by way of tender offer), or any other transaction or proceeding with a person is not a Promoter, which results in the distribution of the Issuer's assets or securities ("Distribution"), while this Agreement remains in effect that:

          1. All holders of the Issuer's EQUITY SECURITIES will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other considerations that they paid per share for their EQUITY SECURITIES (provided that the Administrator has accepted the value of the other considerations), until the shareholders who purchased the Issuer's EQUITY SECURITIES pursuant to the public ("Public Shareholder") have received or have had irremovably set aside for the, an amount that is equal to one hundred percent (100%) of the public offering's price per share pursuant to the public offering and which they still hold at the item of the Distribution,

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               adjusted for stock splits, stock dividends recapitalizations and the like; and

          2. All holders of the Issuer's EQUITY SECURITIES shall thereafter participate on an equal, per share basis times the number of shares of the EQUITY SECURITIES they hold at the time all the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

          3. The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 1 and 2 above if a majority of the EQUITY SECURITIES that are not held by Securities Holders, officers, directors or Promoters of the Issuer or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions

     B. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer) or any other transaction or proceeding with a person who is a Promoter, which results in the Distribution while this Agreement remains in effect, the Restricted Securities shall remain subject to the terms of this Agreement.

     C. Restricted Securities may be transferred by will, the laws of descent and distribution, the operation of law or by order of any court of competent jurisdiction.

     D. Restricted Securities of a deceased Securities Holder may be hypothecated to pay expenses of the deceased Securities Holder's estate. The hypothecated Restricted Securities shall remain subject to the terms of this Agreement. Restricted Securities may not be pledged to secure any other debt.

     E. Restricted Securities may be transferred by gift to the Security Holder's family members, provided that the Restricted Securities shall remain subject to the terms of this Agreement.

     F. With the exceptions of paragraph A.3 above, the Restricted Securities shall have the same voting rights as similar EQUITY SECURITIES not subject to the Agreement.

     G. A notice shall be placed on the reverse side of each stock certificate of the Restricted Securities covered by the terms of this Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse of the certificate; and

     H. A typed legend shall be placed on the reverse side of each stock certificate of the Restricted Securities representing stock covered by this Agreement which states that the sale or transfer of the share evidenced by the certificate is subject to certain restrictions until _________________[insert date of termination of the Agreement] pursuant to an agreement between the Security Holder (whether beneficial or of record) and the Issuer, which agreement is on file with the Issuer and the stock transfer agent, a copy of it is available upon request without charge.

     I. The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators ("Effective Date") and shall terminate:

          1. On the anniversary of the fourth year from the date of its IPO prospectus; and/or

          2. On the date the Registration has been terminated if no securities were sold pursuant thereto; and/or

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          3.   If the Registration has been terminated if no securities were sold pursuant thereto; and/or

          4. On the date the securities subject to this Agreement become "Covered Securities" as defined under the National Securities Markets Improvement Act of 1996.

     J. This Agreement to be modified only with the written approval of the Administrators.

III.     THEREFORE, the Issuer will cause the following:

     A. A manually signed copy of this Agreement to be filed with the Administrators prior to the Effective Date;

     B. Copies of this Agreement and a statement of the per share initial public offering price to be provided to the Issuer's stock transfer agent;

     C. Appropriate stock transfer orders to be placed with the Issuer's stock transfer agent against the sale or transfer of shares covered by the Agreement prior to its expiration, except as may otherwise be provided in this Agreement; and

     D. The above stock restriction legends to be placed on the periodic statement(s) sent to the registered owner if the securities subject to this Agreement are uncertificated securities.

     Pursuant to the requirements of this Agreement, the Members of the Board of Directors have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original.

IN WITNESS WHEREOF, Board of Directors have executed this Agreement.

BIOQUEST INTERNATIONAL, INC.


By:
         --------------------------------------------
         Peter J. Ewens
         Chairman, President and CEO


By:
         --------------------------------------------
         Roger Miller
         Director, Executive Vice President and Treasurer

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